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                                                                    EXHIBIT 21.1

               SUBSIDIARIES OF BAYARD DRILLING TECHNOLOGIES, INC.

Bayard Drilling, L.L.C.
Bayard Drilling, L.P.
Bonray Drilling Corporation
Trend Drilling Co.